
Schedule of Computations for Each Performance Quotation Provided in the Registration Statement


                                      ONE YEAR          FIVE YEAR         TEN YEAR
(1) TOTAL RETURN                    TOTAL RETURN       TOTAL RETURN      TOTAL RETURN
     (A)  INITIAL INVESTMENT         $1,000.00          $1,000.00        $1,000.00
              multiplied by                  x                  x                x
                  0.96                    0.96               0.96             0.96
               less $15.00                   -                  -                -
                less $.50               $15.00             $15.00           $15.00
                  equals                     -                  -                -
       NET INITIAL INVESTMENT            $0.50              $0.50            $0.50
                                             =                  =                =
                                       $944.50            $944.50          $944.50

     (B)  NET INITIAL INVESTMENT       $944.50            $944.50          $944.50
                 divided by                  /                  /                /
       ACCUMULATION UNIT VALUE ON
         PURCHASE DATE                $17.8642            $9.0570          $4.9974
               equals                        =                  =                =
       NUMBER OF ACCUMULATION UNITS
         PURCHASED                       52.87             104.28           189.00

     (C)  ACCUMULATION UNIT VALUE AT
            THE END OF TIME PERIOD    $22.6941           $22.6941         $22.6941
               multiplied by                 x                  x                x
       NUMBER OF ACCUMULATION UNITS
         PURCHASED                       52.87             104.28           189.00
                equals                       =                  =                =
       ENDING VALUE                  $1,199.84          $2,366.54        $4,289.18

     (D)  ENDING VALUE               $1,199.84          $2,366.54        $4,289.18
                 minus                       -                  -                -
       INITIAL INVESTMENT            $1,000.00          $1,000.00        $1,000.00
                 equals                      =                  =                =
       TOTAL DOLLAR RETURN             $199.84          $1,366.54        $3,289.18

     (E)  TOTAL DOLLAR RETURN          $199.84          $1,366.54        $3,289.18
               divided by                    /                  /                /
       INITIAL INVESTMENT            $1,000.00          $1,000.00        $1,000.00
            multiplied by 100                x                  x                x
                equals                     100                100              100
       TOTAL RETURN FOR THE PERIOD
         EXPRESSED                           =                  =                =
               AS A PERCENTAGE           19.98%            136.65%          328.92%


(2) AVERAGE ANNUAL TOTAL RETURN

Average annual total return quotations for the one, five and ten year periods ending 30-Jun-98 are computed using the formula below:

                         P (1+T)**n = ERV

     Where:    P    =  a hypothectical initial investment of $1,000

               T    =  average annual total return

               **   =  to the power of

               n    =  number of years

               ERV  =  ending value of a hypothetical $1,000 investment as of the end of the one, five and ten year periods computed in accordance with the formula shown in (1) above.

     Thus:

      ONE YEAR AVERAGE            FIVE YEAR AVERAGE          TEN YEAR AVERAGE
       ANNUAL RETURN                ANNUAL RETURN              ANNUAL RETURN
$1,000 (1+T)**1 = $1,199.84 $1,000(1+T)**5 = $2,366.54 $1,000(1+T)**10 = $4,289.18

               T = 19.98%                  T = 18.80%                  T = 15.67%